UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2010 (March 12, 2010)

ANTS SOFTWARE INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-16299	13-3054685
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 931-0500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 12, 2010, ANTs software inc. entered into an agreement (the “Agreement”) with Fletcher International, Ltd., a company organized under the laws of Bermuda (“Fletcher”), under which Fletcher has the right and, subject to certain conditions, the obligation to purchase up to $10,000,000 of ANTs common stock in multiple closings as described below.  Fletcher also will receive a warrant to purchase up to $10,000,000 of ANTs common stock.

At the initial closing under the Agreement, Fletcher has the right to purchase 1,500,000 shares of ANTs common stock at $1.00 per share.  At subsequent closings, Fletcher has the right to purchase (a) up to an aggregate of $500,000 of ANTs common stock at a price per share equal to the Prevailing Market Price (as defined therein), (b) up to an aggregate of $3,000,000 of ANTs common stock at a price per share equal to the greater of (i) $1.25 per share, and (ii) the Prevailing Market Price, and (c) up to an aggregate of $5,000,000 of ANTs common stock at a price per share equal to the greater of (i) $1.50 per share, and (ii) the Prevailing Market Price. ANTs can require such purchases if certain conditions are satisfied.

Under the Agreement, Prevailing Market Price is defined as the average of the daily volume-weighted average price for shares of ANTs common stock for the forty (40) business days ending on and including the third (3rd) business day before the pricing event, but not greater than the average of the daily volume-weighted average price for shares of ANTs common stock for any five (5) consecutive or nonconsecutive business days in such forty (40) day period.

The warrant to be issued to Fletcher covers $10,000,000 of ANTs common stock, is exercisable at a price per share of $0.9030 subject to certain adjustments, is exercisable for nine years subject to certain extensions, and is exercisable on a net exercise basis.  If certain conditions are satisfied, the warrant may be replaced with a new warrant covering $10,000,000 of ANTs common stock with an exercise price per share of $3.00 subject to certain adjustments, a term of two years subject to certain extensions, and the same net exercise provisions.

Proceeds from the transaction will be used primarily to further fund ANTs’ development of innovative database migration solutions, to execute a go-to-market strategy, and for general working capital purposes.

The sales of these securities are made in reliance upon Rule 506 and Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and such securities have not been registered and will not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This current report is neither an offer to sell, nor a solicitation of offers to purchase, securities.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 99	Press release dated March 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTs software inc.

Date: March 15, 2010	By:	/s/ Dave Buckel
Dave Buckel, Chief Financial Officer